Exhibit 99.2

Wachovia Savings Plan Blackout Notice

Wachovia Savings Plan to merge into the Wells Fargo & Company 401(k) Plan

The Wachovia Savings Plan will be merged into the Wells Fargo & Company 401(k) Plan (the “Wells Fargo 401(k) Plan”) as of December 31, 2009. We’ll begin merging the plans on December 28, 2009. Starting at 4:00 p.m. Eastern Time on December 28, 2009, and ending the week of January 17, 2010, there will be a staggered “blackout period,” during which you’ll have limited access to your account and you will not be able to conduct certain transactions, as described below. This communication provides highlights of the plan merger and includes the legal notice for the blackout period.

To learn more about the Wells Fargo 401(k) Plan:

•	From work. Go to Teamworks. You can access your 401(k) Plan information from the home page.

•	From home. Go to http://teamworks.wellsfargo.com.

This communication covers:

•	About your contributions

•	How the blackout period will work

•	Investment fund line-up

•	Fund restrictions

•	Learn more

•	Mapping of money types

•	Give careful consideration to your portfolio

•	Questions

About your contributions

If you are currently making before-tax or Roth contributions, or both, to the Wachovia Savings Plan, your contribution elections will be transferred to the Wells Fargo 401(k) Plan during the year-end plan merger. However, if you are currently making after-tax contributions to the Wachovia Savings Plan, your after-tax contributions will cease as of December 31, 2009, and your after-tax contribution election will not transfer to the Wells Fargo 401(k) Plan because that plan does not accept after-tax contributions. Participants who are at least age 50 or who will reach age 50 in the 2010 plan year may elect catch-up contributions or Roth catch-up contributions up to the annual maximum. If you are currently making catch-up contributions to the Wachovia Savings Plan, please note that your catch-up elections will not be transferred to the 2010 Wells Fargo 401(k) Plan during the year-end plan merger. If applicable, you will need to take action to elect before-tax catch-up or Roth catch-up contributions as a dollar election (rather than as a percentage, as you have in the past) between December 16, 2009, and 4:00 p.m. Eastern Time December 28, 2009, if you want your new catch-up contribution election to be in effect for the first pay period in 2010.

To learn more about your contribution options in the Wells Fargo 401(k) Plan, go to http:/teamworks.wellsfargo.com. You can find detailed contribution information in the 401(k) Plan section or in the Wells Fargo & Company 401(k) Plan 2010 Summary Plan Description and Prospectus.

Timeline	What will happen	What you will be able to do	What you won’t be able to do

December 16, 2009, to December 28, 2009	Wachovia Savings Plan website will accept contribution election changes between December 16, 2009, and 4:00 p.m. Eastern Time on December 28, 2009.

You can elect before-tax catch-up or Roth catch-up contributions, if eligible, as a dollar election if you want your new catch-up contribution election to be effective the first pay period in 2010. If you previously made after-tax contributions to the Wachovia Savings Plan, you may want to make changes to your before-tax or Roth contribution elections to account for the fact that after-tax contributions will not be allowed in the Wells Fargo 401(k) Plan effective January 1, 2010.

You can make contribution changes by calling the Wachovia Benefits Center at 1-800-345-2897 or by accessing your Plan account from My Wachovia Benefits.

Your 2009 catch-up contributions will not be transferred to the Wells Fargo 401(k) Plan. You will not be able to elect 2010 catch-up contributions before December 16, 2009.

You cannot make after-tax contributions to the Wells Fargo 401(k) Plan after December 31, 2009.

December 28, 2009, to January 6, 2010	Partial blackout period begins at 4:00 p.m. Eastern Time on December 28, 2009, and runs until 4:00 p.m. Eastern Time on January 6, 2010.	You can make investment changes by calling the Wachovia Benefits Center at 1-800-345-2897 or by accessing your Plan account from My Wachovia Benefits.

You will not be able to:

•   Request new loans or pay off existing loans.

•   Request distributions.

•   Request in-service withdrawals (including hardship withdrawals).

•   Make contribution election changes (including making an initial election or increasing, decreasing, or stopping an existing election).

•   Change beneficiary designations or perform any other administrative activities.

Timeline	What will happen	What you will be able to do	What you won’t be able to do

January 6, 2010

Your Wachovia Savings Plan account will be transferred to the Wells Fargo & Company 401(k) Plan.

Full blackout period begins at 4:00 p.m. Eastern Time on January 6, 2010, with expected end to the blackout period during the week of January 17, 2010.

		You can access general information about the Wells Fargo 401(k) Plan and investment options on Teamworks.	You will not be able to view your account or conduct any transactions, including all of the transactions listed directly above, as well as investment changes.

Week of January 17, 2010	Blackout period is expected to end during the week of January 17, 2010. We’ll notify you about the exact date and time when the blackout period is over.

You can begin accessing your Wells Fargo 401(k) Plan account and conducting transactions when the blackout period is over.

To access your account after the blackout period:

•   From work. Access it through the Teamworks home page.

•   From home. Access it through http://teamworks.wellsfargo.com.

Investment fund lineup

As previously communicated, we implemented the new fund lineup in the Wachovia Savings Plan and the Wells Fargo 401(k) Plan in October 2009 in preparation for the plan merger. During the blackout period described above, your Wachovia Savings Plan account balances and your investment elections for future transfer to the Wells Fargo Stable Value Fund effective January 7, 2010. Before funds are transferred in January, you should carefully review the investment options. You may reallocate your balances at any time before the full blackout period begins at 4:00 p.m. Eastern Time on January 6, 2010. It’s a good idea for you to talk with a professional investment advisor about the best investment strategy for your particular situation.

[TABLE REDACTED]

Fund restrictions

A few of the investment options enforce trading restrictions as a way to protect existing investors from the impact of frequent trading activity. The Large Cap Value Fund, Large Cap Growth Fund, Small Cap Fund, EuroPacific Growth Fund, and the Wells Fargo Advantage Dow Jones Target Date Funds impose 30-day purchase restrictions if you transfer $5,000 or more out of the fund(s).

Learn more

Detailed fund information, including fund fact sheets and prospectuses for existing investment options, is available for the Wachovia Savings Plan on the Wachovia Savings Plan’s website or for the Wells Fargo 401(k) Plan on Teamworks:

•	From work. Go to My Wachovia Benefits on or before January 6, 2010.

•	From work. Go to Teamworks and refer to the Fund Details page in the 401(k) Plan section.

•	From home after the blackout period ends. Go to http://teamworks.wellsfargo.com/.

•	By phone (before or on January 6, 2010). Wachovia Benefits Center, 1-800-345-2897, option 1.

•	By phone (after January 6, 2010). HR Service Center, 1-877-HRWELLS (1-877-479-3557), option 1.

Mapping of money types

In addition to understanding the investment options in the Wells Fargo 401(k) Plan, you should also be aware of how different kinds of contributions (also called “money types”) in the Wachovia Savings Plan will be mapped into the Wells Fargo 401(k) Plan, as described in the chart below.

[CHART REDACTED]

Give careful consideration to your portfolio

During the full blackout period that starts at 4:00 p.m. Eastern Time on January 6, 2010, you will be unable to direct or diversify the assets held in your account. For this reason, it is very important that you review and consider the appropriateness of your current investments in light of your inability to direct or diversify those investments during the full blackout period. For your long-term retirement security, you should give careful consideration to the importance of a well-balanced and diversified investment portfolio, taking into account all your assets, income, and investments. You should be aware that there is a risk to holding substantial portions of your assets in the securities of any one company, as individual securities tend to have wider price swings up and down in short periods of time than investments in diversified funds. Stocks that have wide price swings might have a large loss during the blackout period, and you would not be able to direct the sale of such stocks from your account during the blackout period. Whether or not you are planning retirement in the near future, we encourage you to carefully consider how this blackout period may affect your retirement and financial planning.

Questions

If you have questions concerning this notice on or before January 6, 2010, please call the Wachovia Benefits Center at 1-800-345-2897, option 1. When prompted, say “Retirement and Savings” and then “Savings Plan” to speak with a representative. Representatives are available Monday through Friday.

If you have questions about the Wells Fargo 401(k) Plan after January 6, 2010, please call the HR Service Center at 1-877-HRWELLS (1-877-479-3557), option 1. Plan Specialists are available Monday through Friday.

Important Information

The information presented in this document summarizes the benefits of enrolling in the Wachovia Savings Plan and the Wells Fargo & Company 401(k) Plan (“the Wells Fargo 401(k) Plan”). For additional information regarding the terms of the Wachovia Savings Plan, please review the Savings Plan Information Statement and Prospectus and Supplements. For additional information regarding the terms of the Wells Fargo 401(k) Plan, please review both the Wells Fargo & Company 401(k) Plan 2009 Summary Plan Description and Prospectus and Supplement, as well as the Wells Fargo & Company 401(k) Plan 2010 Summary Plan Description and Prospectus, which is posted on Teamworks. If any information in this communication conflicts with the Wells Fargo 401(k) Plan document or the Wells Fargo & Company 401(k) Plan Summary Plan Description and Prospectus, the official Plan document will govern in all cases. Wells Fargo reserves the right to make changes or terminate the Wells Fargo 401(k) Plan at any time.

©2009 Wells Fargo Bank, N.A. All rights reserved.

TMM200910106 HRS6718 (11/09)